Exhibit (d)

HSBC CHINA DRAGON FUND

A Hong Kong unit trust authorised under section 104 of the Securities and Futures Ordinance

(Chapter 571 of the Laws of Hong Kong)

(Stock Code: 820)

FORM OF PROXY FOR USE BY UNITHOLDERS

AT THE GENERAL MEETING TO BE HELD ON 21 AUGUST 2012

I/We (note 1)                                      (name) of                                                                        (address) being a registered holder of (note 2)                                             unit(s) of HSBC China Dragon Fund (the “Fund”) hereby appoint                                             (name) of                                                                                              (address) or failing him, THE CHAIRMAN OF THE MEETING (note 3) to act as my/our proxy to attend, act and vote on my/our behalf at the general meeting of unitholders of the Fund to be held at Level 22, HSBC Main Building, 1 Queen’s Road Central, Hong Kong on 21 August 2012 at 10 a.m. and at any adjournment thereof in respect of the resolutions set out in the notice of such meeting as indicated below. All capitalized terms used in this form of proxy shall have the same meanings as defined in the circular to the unitholders of the Fund dated 20 July 2012.

PLEASE INDICATE WITH A “Ö” IN THE SPACE PROVIDED HOW YOU WISH YOUR VOTE(S) TO BE CAST ON A POLL. SHOULD THIS PROXY FORM BE RETURNED DULY SIGNED BUT WITHOUT A SPECIFIC DIRECTION, THE PROXY WILL VOTE OR ABSTAIN AT HIS/HER DISCRETION.

EXTRAORDINARY RESOLUTIONS		FOR	AGAINST
(a)	Subject to the approval of resolutions (b) and (c) below, to approve the Change of Investment Objective and Policies
(b)	Subject to the approval of resolution (a) above and resolution (c) below, to approve the One-off Redemption Offer
(c)

Subject to the approval of resolutions (a) and (b) above, to approve the amendments to the Trust Deed by the Supplemental Trust Deed to effect the Change of Investment Objective and Policies and One-off Redemption Offer and changes to the Code

Dated this                                   day of                                      2012

Unitholder’s Signature:

Notes:

(1)                                 Full name(s) and address(es) to be inserted in BLOCK CAPITALS.

(2)                                 A Unitholder should insert the total number of Units registered in his/her name(s). If no number is inserted, this form of proxy will be deemed to relate to all the Units registered in the name of the Unitholder.

(3)                                 A Unitholder entitled to attend and vote at the General Meeting may appoint one or more proxies to attend and vote in his/her stead in accordance with the Trust Deed. The person appointed to act as proxy need not be a Unitholder. If any proxy other than the Chairman of the General Meeting is preferred, a Unitholder should insert the name and address of the proxy desired in the space provided and strike out the words “or, failing him, THE CHAIRMAN OF THE MEETING”. If more than one proxy is appointed, the appointment shall specify the number of Units in respect of which each such proxy is so appointed.

(4)                                 The form of proxy must be signed by the appointor or his/her attorney duly authorised in writing or, in the case of a corporation, must either be executed under its seal or under the hand of an officer or other attorney duly authorised to sign the same. If this form of proxy is signed by an attorney of the appointor, the power of attorney authorising that attorney to sign, or other document of authorisation, must be notarially certified.

(5)                                 Where there are joint registered holders, any one of such Unitholders may vote at the General Meeting either personally or by proxy in respect of such Unit as if he/she were solely entitled thereto, but if more than one of such Unitholders is present at the General Meeting personally or by proxy, that one of such holders so present whose name stands first on the register of Unitholders in respect of such unit shall alone be entitled to vote in respect thereof.

(6)                                 For the purpose of determining the identity of the Unitholders who are entitled to attend and vote at the General Meeting, the register of Unitholders will be closed from 15 August 2012 to 21 August 2012, both days inclusive, during which period no transfer of Units can be effected. In order to qualify for attending and voting at the General Meeting, all Unit certificates together with duly completed transfer forms must be lodged with the office of the Registrar, Computershare Hong Kong Investor Services Limited at Shops 1712—1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong for registration no later than 4: 30 p.m. on 14 August 2012.

(7)                                 In order to be valid, this form of proxy, together with the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of such power of attorney or authority, must be deposited at the office of the Registrar, Computershare Hong Kong Investor Services Limited at 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong not later than 48 hours before the time fixed for holding the General Meeting or at any adjournment thereof. Completion and return of the form of proxy will not preclude you from attending and voting in person at the General Meeting (or any adjournment thereof) should you so wish. In the event that you attend the meeting or adjourned meeting (as the case may be) after having lodged a form of proxy, the form of proxy will be deemed to have been revoked.

(8)                                 No instrument appointing a proxy shall be valid after the expiration of 12 months from the date named in it as the date of its execution.

(9)                                 Pursuant to the Trust Deed at any meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded. For the purposes of the General Meeting, the Chairman will demand a poll and the Extraordinary Resolutions will be decided accordingly.

(10)                          On a poll every holder who is present in person or by proxy shall have one vote for every unit of which he/she is the holder. A person entitled to more than one vote need not use all his/her votes or cast them in the same way.

(11)                          ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALLED BY THE PERSON WHO SIGNS IT.